UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

CARDINAL ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of principal executive offices)	(Zip Code)

(765)-964-3137
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of 2014 Annual Members’ Meeting

On February 11, 2014, Cardinal held its 2014 annual members’ meeting (“2014 Annual Meeting”) to vote on the election of three directors whose terms were scheduled to expire in 2014 and to conduct an advisory vote on our executive compensation called “Say-on-Pay”.

Proposal One: Election of Directors

Ralph Brumbaugh, Thomas Chronister and Everett Hart were elected by a plurality vote of the members to serve terms which will expire in 2017. The votes for the nominee directors were as follows:

Nominee Directors	For	Withheld/Abstentions
Ralph Brumbaugh	5,824	172
Thomas Chronister	5,807	189
Everett Hart	5,659	337

Proposal Two: Advisory Vote on Say-On-Pay

The compensation of our executives was approved by the members. The votes for Say-On-Pay were as follows:

For	Against	Abstentions
5,811	319	766

Item 7.01 Regulation FD Disclosure

On February 13, 2014, the Registrant posted its February 2014 newsletter on its website and sent the newsletter to its unit holders. The newsletter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Report on Form 8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

Exhibit No.            Description

99.1        Newsletter for Cardinal Ethanol, LLC dated February 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: February 13, 2014	/s/ Jeffrey L. Painter
Jeffrey L. Painter
Chief Executive Officer
(President and Principal Executive Officer)